Exhibit 99.1

Iconix Reports Preliminary Third Quarter 2017 Results and Provides Update

on Intangible Asset Impairment

New York, New York – Dec. 6, 2017 – Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today reported preliminary financial results for the third quarter ended September 30, 2017. The Company expects to complete its impairment testing and file its Form 10-Q for the quarter ended September 30, 2017 in the near future. The financial information for the three months ended September 30, 2017, is preliminary and subject to finalization by the Company and has not been reviewed by our independent registered public accountants.

Preliminary Third Quarter 2017 Results:

•	Licensing Revenue: The Company expects licensing revenue for the third quarter of 2017 to be approximately $53.2 million, a 12% decline as compared to $60.5 million in the prior year quarter. Revenue in the prior year’s third quarter included approximately $2.3 million of licensing revenue from the Sharper Image brand which was sold in the fourth quarter of 2016 and approximately $1.3 million of revenue from its Southeast Asia joint venture which was deconsolidated in the second quarter of 2017. As a result, there was no comparable revenue for these items in the third quarter of 2017. Excluding Sharper Image and Southeast Asia, revenue declined approximately 7% in the third quarter of 2017.

•	SG&A Expenses: The Company continued to manage expenses and expects SG&A expenses to be approximately $21.5 million in the third quarter of 2017, a 28% decrease as compared to approximately $29.9 million in the third quarter of 2016.

•	Asset Impairment: As previously disclosed, the Company accelerated the timing of its annual impairment testing of goodwill and intangible assets that is customarily performed in connection with the preparation of year-end financial statements and is in the process of completing such testing in connection with the preparation of its financial statements for the quarter ended September 30, 2017. The Company has not yet finalized its impairment analysis, however, as a result of such testing which will be completed prior to the filing of the Company’s Form 10-Q for the period ended September 30, 2017, the Company expects to recognize a non-cash intangible asset impairment charge of approximately $500 million to $750 million primarily related to the women’s segment. The Company also expects to have a non-cash tax charge of approximately $15 million related to the write off of certain deferred tax assets.

•	GAAP Diluted EPS from Continuing Operations: The Company expects GAAP diluted EPS from continuing operations for the third quarter of 2017, excluding the impairment charge, to be a loss of approximately $0.10, as compared to earnings of $0.25 in the third quarter of 2016. The earnings of $0.25 in the third quarter of 2016 includes approximately $0.18 per share related to a gain on the sale of our equity interest in Complex Media. The loss of $0.10 in the third quarter of 2017 includes the non-cash tax charge of approximately $15 million or $0.26 per share.

•	Non-GAAP Diluted EPS from Continuing Operations: The Company expects non-GAAP diluted EPS from continuing operations for the third quarter of 2017 to be approximately $0.24, as compared to $0.18 in the third quarter of 2016. A reconciliation table for non-GAAP diluted EPS is included at the end of this press release.

2017 Guidance:

The company believes that, excluding the impact of the intangible asset impairment charge discussed above, full year 2017 results will be within previously issued guidance.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), and ARTFUL DODGER. In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

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Contact Information:

Jaime Sheinheit

VP, Investor Relations

Iconix Brand Group, Inc.

jsheinheit@iconixbrand.com

212.819.2096

Non-GAAP Reconciliation:

The following is a reconciliation of a non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP).

While management believes that this non-GAAP financial measure provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider this non-GAAP financial measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Diluted EPS Reconciliation:

	Three Months Ended Sep. 30,
	2017	2016

GAAP Diluted EPS, excluding impairment charge	($0.10)	$0.25

Add:
non-cash interest related to ASC 470	$0.07	$0.07
gain on sale of equity interest in Complex Media	($0.05)	($0.18)
loss (gain) on extinguishment of debt	$0.03	($0.07)
loss on termination of licenses	$0.05	—
special charges	$0.04	$0.05
foreign currency translation gain/(loss)	($0.02)	$0.01
accretion for redeemable NCI	$0.01	—
income taxes related to above	($0.05)	$0.04
after tax charge related to write off of certain deferred
tax assets	$0.26	—

Net	$0.34	($0.07)

Non-GAAP EPS	$0.24	$0.18